Exhibit 10.1

DEFERRED SALARY CONVERSION AGREEMENT

This Deferred Salary Conversion Agreement (the “Agreement”) is entered into effective as of as of April 29, 2024 by and between Jun Liu, (“Executive”) and ATIF Holdings Limited, a British Virgin Islands business company (the “Company”), with reference to the following facts:

WHEREAS, Executive is the president, chief executive officer and chairman of the board of the Company;

WHEREAS, as of April 29th, 2024, the Company owed Executive US$ 349,875 (the “Deferred Salary Debt”) for is serving as the Company’s president and chief executive officer but has not paid this amount to the Executive;

WHEREAS, the Executive and Company have agreed to convert the Deferred Salary Debt into shares of the Company’s common stock;

WHEREAS, the Deferred Salary Debt will be converted into shares of the Company’s common stock at a per share price of $0.91 which is the Nasdaq consolidated closing bid price of the Company’s common stock on April 29, 2024.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company agree as follows:

1.	Conversion to Common Stock. Effective as of April 29, 2024, the Deferred Salary Debt shall be converted into shares of common stock at a price per share of $0.91 for an aggregate number of shares of 384,478 shares of the Company’s common stock. Upon execution of this Agreement, the Company shall instruct its transfer agent to issue a total of 384,478 shares of Common Stock to the Executive (the “Deferred Salary Debt Shares”);

2.	Deferred Salary Debt Shares. Upon issuance of the Deferred Salary Debt Shares to the Executive pursuant to this Agreement, the Deferred Salary Debt shall be deemed paid in full and satisfied.

3.	Executive. The Company is issuing the Deferred Salary Debt Shares to Executive in reliance upon the following representations made by Executive:

(a)	Executive acknowledges and agrees that the shares of Deferred Salary Debt Shares are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Executive acknowledges and agrees that (i) the Deferred Salary Debt Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Deferred Salary Debt Shares have not yet been registered under the Securities Act, and (ii) the Deferred Salary Debt Shares may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

(b)	Executive acknowledges and agrees that (i) the registrar or transfer agent for the Deferred Salary Debt Shares will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with and (ii) any Deferred Salary Debt Shares in the form of definitive physical certificates will bear a restrictive legend, as required by applicable securities laws or regulations.

(c)	Executive acknowledges and agrees that: (a) the Deferred Salary Debt Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) Executive is acquiring the Deferred Salary Debt Shares solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (c) Executive is a sophisticated purchaser with such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of purchasing the Deferred Salary Debt Shares; (d) Executive has had the opportunity to obtain from the Company such information as desired in order to evaluate the merits and the risks inherent in holding the Deferred Salary Debt Shares; (e) Executive is able to bear the economic risk and lack of liquidity inherent in holding the Deferred Salary Debt Shares; (f) Executive is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; and (g) and (g) Executive either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Executive’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the purchase of the Deferred Salary Debt Shares.

4.	Miscellaneous.

(a)	This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the courts of the State of New York and the Federal courts of the United States of America located in New York County in the State of New York (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

(b)	This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c)	Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d)	Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e)	This Agreement may be executed in any number of counterparts and may be delivered by email transmission, all of which taken together shall constitute a single instrument.

This Agreement is entered into and effective as of the date first written above.

	COMPANY:	EXECUTIVE

ATIF Holdings Limited

By:
	Yue Ming Chief Financial Officer	Jun Liu

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